                                  EXHIBIT 23.1





            Consent of Independent Registered Public Accounting Firm




Catuity, Inc.
Livonia, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2006, relating to the consolidated financial statements of Catuity, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP
Troy, Michigan

February 7, 2007